UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 19, 2010
(May 14, 2010)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On May 14, 2010, Quanta Services, Inc. (“Quanta”) redeemed all of its outstanding 3.75% Convertible Subordinated Notes due 2026 (the “Notes”). The aggregate principal amount of the Notes outstanding was $143.75 million. The Notes were issued pursuant to an Indenture dated as of May 3, 2006 (the “Indenture”) between Quanta and Wells Fargo Bank, National Association, as trustee. No portion of the aggregate principal amount of the Notes were converted into shares of Quanta’s common stock following the notice of redemption.
     The Notes were redeemed at a redemption price of 101.607% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date. Payment of the aggregate redemption price, plus accrued and unpaid interest, of $146.27 million was made using cash on hand.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2010

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel